Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
FIRST QUARTER FISCAL 2019 RESULTS

Strong Performance Consistent with Three-Year Goals

Revenue Increase of 8.1 percent to $1.65 billion, and Revenue, Excluding Billable Expenses1 Growth of 9.2 percent

Diluted Earnings Per Share and Adjusted Diluted Earnings Per Share1, both of $0.72

21.4 percent Increase in Total Backlog to $17.1 Billion, New Record Since IPO; and Record First Quarter Book-to-Bill of 1.64x

Quarterly Dividend of $0.19 per Share

McLean, Virginia; July 30, 2018 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the first quarter of fiscal 2019.

The Company delivered strong first quarter results that support its fiscal year 2019 guidance, as well as the investment thesis detailed at Booz Allen’s Investor Day in June.

“We are capitalizing on the unique position in the market that we have created by transforming Booz Allen over the past six years,” said Horacio Rozanski, President and Chief Executive Officer. “Our clients now have the resources to do what they have wanted and needed to do for several years: integrate leading-edge technology into their most important missions.”

The Company reported first-quarter revenue growth of 8.1 percent, and a 9.2 percent increase in revenue, excluding billable expenses.1 The strong top-line growth contributed to a 25.1 percent increase in Adjusted EBITDA1 to $177.8 million, and Adjusted EBITDA margin on revenue1 was 10.8 percent. Adjusted diluted earnings per share1 for the quarter was $0.72, up 53.2 percent.

Total backlog increased by 21.4 percent over the prior year period to $17.1 billion and the book-to-bill ratio for the first quarter was 1.64. Headcount was 4.7 percent above the end of the prior year period, with a slight sequential decline in the first quarter.

The Company adopted two accounting standards, ASC 606 and ASU 2017-07, both effective April 1, 2018; accordingly, the first quarter fiscal 2018 results have been restated. Adoption of these two standards is factored into fiscal 2019 guidance and is not expected to be material to full-year results. Additional information on the revenue and operating income impacts of adopting these accounting standards is available in the Company’s Form 10-Q for the first quarter of fiscal 2019.

The Company declared a regular quarterly dividend of $0.19 per share, which is payable on August 31, 2018, to stockholders of record on August 14, 2018.

Financial Summary

First Quarter, Ended June 30, 2018 - A summary of Booz Allen’s results for the first quarter of fiscal 2019 is below. All comparisons are to the prior year period, as restated, and a description of key drivers can be found in the Company’s Earnings Call Presentation for the first quarter posted on investors.boozallen.com.

•	Revenue: $1.65 billion, an increase of 8.1 percent.

•	Revenue, Excluding Billable Expenses:[1] $1.17 billion, an increase of 9.2 percent.

•	Operating Income and Adjusted Operating Income:[1] Each $161.6 million, and each an increase of 27.6 percent.

•	Net Income: $104.2 million, an increase of 47.6 percent; and Adjusted Net Income:[1] $104.7 million, an increase of 47.4 percent.

•	EBITDA and Adjusted EBITDA:[1] Each $177.8 million, and each an increase of 25.1 percent.

•	Diluted EPS and Adjusted Diluted EPS:[1] Each $0.72, and each up from $0.47.

As of June 30, 2018, total backlog was $17.1 billion, compared to $14.1 billion as of June 30, 2017, an increase of 21.4 percent. Net cash used in operating activities for the first quarter of fiscal 2019 was $(27.0) million as compared to $4.0 million in net cash provided by operating activities in the prior year period. Free cash flow1 for the first quarter was $(47.5) million, compared with $(7.5) million in the prior year period.
1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Information” below for additional detail.

Financial Outlook

For our fiscal 2019, we are reaffirming guidance issued on May 29, 2018:

•	Revenue: Growth in the 6 to 8 percent range

•	Adjusted Diluted EPS: [1] $2.35 - $2.50

This EPS estimate is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 145 million shares, and assumes an effective tax rate in the range of 25 percent to 27 percent, which reflects recent changes in U.S. tax law.

Conference Call Information

Booz Allen will host a conference call at 8 a.m. EDT on Monday, July 30, 2018, to discuss the financial results for its First Quarter of Fiscal 2019 (ended June 30, 2018).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141 International: (253) 237-1151. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at

investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on July 30, 2018, and continuing for 30 days.

About Booz Allen Hamilton

For more than 100 years, business, government, and military leaders have turned to Booz Allen Hamilton to solve their most complex problems. They trust us to bring together the right minds: those who devote themselves to the challenge at hand, who speak with relentless candor, and who act with courage and character. They expect original solutions where there are no roadmaps. They rely on us because they know that-together-we will find the answers and change the world.

We solve the most difficult management and technology problems through a combination of consulting, analytics, digital solutions, engineering, and cyber expertise. With global headquarters in McLean, Virginia, our firm employs approximately 24,600 people globally, and had revenue of $6.17 billion for the 12 months ended March 31, 2018. To learn more, visit www.boozallen.com. (NYSE: BAH)

CONTACT:
Media Relations - James Fisher 703-377-7595;
Investor Relations - Nicholas Veasey 703-377-5332

BAHPR-FI

Non-GAAP Financial Information
“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.
“Adjusted Operating Income” represents Operating Income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. "Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses" is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the “2017 Tax Act”) in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-

measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.
Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019.  Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, including automatic sequestration required by the Budget Control Act of 2011 (as subsequently amended) and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration); any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; U.S. government shutdowns due to, among other reasons, a failure by elected officials to fund the government; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation ("FAR"), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors' protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limit such reimbursements and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills and experience; an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to anticipate or estimate the tax implications of changes in tax law or utilize existing or future tax benefits; variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; and the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 29, 2018.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2018	2017
	(Unaudited)
Revenue	$1,646,848	$1,523,010
Operating costs and expenses:
Cost of revenue	785,812	735,793
Billable expenses	477,435	451,664
General and administrative expenses	205,836	193,439
Depreciation and amortization	16,153	15,449
Total operating costs and expenses	1,485,236	1,396,345
Operating income	161,612	126,665
Interest expense	(23,074)	(18,747)
Other income (expense), net	(1,171)	(1,141)
Income before income taxes	137,367	106,777
Income tax expense	33,163	36,165
Net income	$104,204	$70,612
Earnings per common share:
Basic	$0.72	$0.47
Diluted	$0.72	$0.47
Dividends declared per share	$0.19	$0.17

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)	June 30, 2018	March 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,723	$286,958
Accounts receivable, net of allowance	1,275,221	1,133,705
Prepaid expenses and other current assets	86,567	71,309
Total current assets	1,511,511	1,491,972
Property and equipment, net of accumulated depreciation	152,053	152,364
Intangible assets, net of accumulated amortization	285,946	278,504
Goodwill	1,581,160	1,581,146
Other long-term assets	101,362	102,633
Total assets	$3,632,032	$3,606,619
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$63,100	$63,100
Accounts payable and other accrued expenses	581,246	557,559
Accrued compensation and benefits	240,335	282,750
Other current liabilities	137,876	125,358
Total current liabilities	1,022,557	1,028,767
Long-term debt, net of current portion	1,740,753	1,755,479
Other long-term liabilities	261,241	259,882
Total liabilities	3,024,551	3,044,128
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 158,794,015 shares at June 30, 2018 and 158,028,673 shares at March 31, 2018; outstanding, 143,121,936 shares at June 30, 2018 and 143,446,539 shares at March 31, 2018	1,588	1,580
Treasury stock, at cost — 15,672,079 shares at June 30, 2018 and 14,582,134 shares at March 31, 2018	(509,521)	(461,457)
Additional paid-in capital	360,915	346,958
Retained earnings	767,278	690,516
Accumulated other comprehensive loss	(12,779)	(15,106)
Total stockholders’ equity	607,481	562,491
Total liabilities and stockholders’ equity	$3,632,032	$3,606,619

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
(Amounts in thousands)	2018	2017
	(Unaudited)
Cash flows from operating activities
Net income	$104,204	$70,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,153	15,449
Stock-based compensation expense	6,114	5,249
Excess tax benefits from stock-based compensation	(4,438)	(6,864)
Amortization of debt issuance costs	1,360	1,289
Losses on dispositions	401	174
Changes in assets and liabilities:
Accounts receivable	(141,516)	(111,698)
Prepaid expenses and other current assets	(2,430)	(3,249)
Other long-term assets	(1,703)	(269)
Accrued compensation and benefits	(38,144)	(36,203)
Accounts payable and other accrued expenses	28,322	44,870
Accrued interest	(2,613)	4,698
Other current liabilities	12,300	15,690
Other long-term liabilities	(5,047)	4,247
Net cash (used in) provided by operating activities	(27,037)	3,995
Cash flows from investing activities
Purchases of property, equipment, and software	(20,465)	(11,536)
Payments for business acquisitions, net of cash acquired	(20)	(204)
Net cash used in investing activities	(20,485)	(11,740)
Cash flows from financing activities
Proceeds from issuance of common stock	2,585	1,779
Stock option exercises	5,265	3,263
Repurchases of common stock	(53,845)	(48,428)
Cash dividends paid	(27,442)	(25,412)
Dividend equivalents paid to option holders	(267)	(890)
Repayment of debt	(75,775)	(175,788)
Proceeds from debt issuance	60,000	373,291
Payments on contingent liabilities from acquisitions	(234)	—
Net cash (used in) provided by financing activities	(89,713)	127,815
Net (decrease) increase in cash and cash equivalents	(137,235)	120,070
Cash and cash equivalents — beginning of period	286,958	217,417
Cash and cash equivalents — end of period	$149,723	$337,487
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$23,938	$12,652
Income taxes	$11,475	$17,016
Supplemental disclosures of non-cash investing and financing activities
Share repurchases transacted but not settled and paid	$3,365	$—
Noncash financing activities	$3,216	$—

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended June 30,
(In thousands, except share and per share data)	2018	2017
	(Unaudited)
Revenue, Excluding Billable Expenses
Revenue	$1,646,848	$1,523,010
Billable expenses	477,435	451,664
Revenue, Excluding Billable Expenses	$1,169,413	$1,071,346
Adjusted Operating Income
Operating Income & Adjusted Operating Income	$161,612	$126,665
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses
Net income	$104,204	$70,612
Income tax expense	33,163	36,165
Interest and other, net (a)	24,245	19,888
Depreciation and amortization	16,153	15,449
EBITDA & Adjusted EBITDA	$177,765	$142,114
Adjusted EBITDA Margin on Revenue	10.8%	9.3%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.2%	13.3%
Adjusted Net Income
Net income	$104,204	$70,612
Amortization or write-off of debt issuance costs and write-off of original issue discount	663	658
Adjustments for tax effect (b)	(172)	(263)
Adjusted Net Income	$104,695	$71,007
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	144,693,573	149,868,273
Adjusted Net Income Per Diluted Share (c)	$0.72	$0.47
Free Cash Flow
Net cash provided by operating activities	$(27,037)	$3,995
Less: Purchases of property and equipment	(20,465)	(11,536)
Free Cash Flow	$(47,502)	$(7,541)

(a)	Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(b)
The first quarter of fiscal 2018 reflects the tax effect of adjustments at an assumed effective tax rate of 40%. For fiscal 2019 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 26%, which approximates a blended federal and state tax rate for fiscal 2019, and consistently excludes the impact of other tax credits and incentive benefits realized.

(c)
Excludes an adjustment of approximately $0.6 million and $0.5 million of net earnings for the three months ended June 30, 2018 and 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of June 30,
(Amounts in millions)	2018	2017
Backlog
Funded	$2,810	$2,517
Unfunded	4,140	3,243
Priced Options	10,132	8,309
Total Backlog	$17,082	$14,069

	Three Months Ended June 30,
	2018	2017
Book-to-Bill *	1.64	1.31

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue.

	As of June 30,
	2018	2017
Headcount
Total Headcount	24,558	23,454
Consulting Staff Headcount	22,052	21,081

	Three Months Ended June 30,
	2018	2017
Percentage of Total Revenue by Contract Type
Cost-Reimbursable	52%	51%
Time-and-Materials	25%	25%
Fixed-Price	23%	24%

	Three Months Ended June 30,
	2018	2017
Days Sales Outstanding **	74	68

**	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.